UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 7, 2005

POLAROID HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	000-50661	23-3856538
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1265 Main Street, Waltham, Massachusetts  02451

(Address of principal executive offices)          (Zip Code)

(781) 386-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On January 7, 2005, Polaroid Holding Company (the “Company”), Petters Group Worldwide, LLC (“Parent”),  and Petters Consumer Brands, LLC, a wholly-owned subsidiary of Parent (“Purchaser”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Purchaser will merge with and into the Company, with the Company as the surviving corporation (the “Merger”).  As a result of the Merger, the Company will become a wholly owned subsidiary of Parent.

A copy of the press release issued by the Company and Parent on January 7, 2005 concerning the transaction is filed herewith as exhibit 99.1 and is incorporated herein by reference.

Under the terms of the Merger Agreement, at the closing of the Merger, the holders of the Company’s common stock will receive $12.08 per share in cash for their shares.  If the Company sells its IDP business prior to the effective time of the merger, or within 60 days after the effective time of the merger pursuant to a definitive agreement entered into prior to the effective time, and the proceeds from the sale of the IDP business exceed certain thresholds, the Company has the right to dividend such excess proceeds to its shareholders prior to the merger or, failing that, each shareholder will receive in the merger a contingent value right entitling the holder to a pro rata portion of such excess proceeds.

The completion of the Merger is subject to various conditions, including stockholder approval of the Merger, the expiration of the applicable waiting period under the Hart-Scott-Rodino Act, less than 15% of the outstanding shares seeking appraisal rights under applicable law, and other customary conditions.

While the merger agreement is not subject to a financing condition, Parent and Purchaser intend to finance the acquisition using a combination of cash on hand and third party funds, some of which are not yet committed.  In connection with the Merger, each of Parent, Purchaser and the Company entered into an Escrow Agreement dated as of January 7, 2005 with Wells Fargo Bank, N.A. (“Wells Fargo”), with respect to the deposit of $40 million (the “First Escrow Agreement”) and an Escrow Agreement dated as of January 7, 2005 with Wells Fargo with respect to the deposit of up to $376 million (the “Second Escrow Agreement”).  As of January 7, 2005, Parent has deposited $201 million of cash as escrow funds under the terms of the Second Escrow Agreement that is available for funding of the merger consideration at the closing of the Merger.  The Merger Agreement provides that the Company has the right to terminate the Merger Agreement unless on or before March 1, 2005, Parent has either (i) deposited an additional amount of cash into escrow under the Second Escrow Agreement or (ii) provided an Acceptable Commitment Letter (as defined in the Second Escrow Agreement) to the Company, in either such case in the amount of $175 million (the “Supplemental Funds”).

As of January 7, 2005, Parent has also deposited $40 million in cash as escrow funds under the terms of the First Escrow Agreement that is available for funding of the merger consideration at the closing of the Merger.  In addition, the $40 million in escrow funds is payable to the Company as liquidated damages if the Company terminates the Merger Agreement as a result of certain material breaches of the Merger Agreement by Parent or the Purchaser or upon the Parent’s failure to deposit cash or an Acceptable Commitment Letter in respect of the Supplemental Funds.

Parent, Purchaser and the Company have made customary representations, warranties and covenants in the Merger Agreement, including the Company's making covenants not to solicit alternative transactions or, subject to certain exceptions, to enter into discussions concerning, or provide confidential information in connection with, an alternative transaction.  The Merger Agreement permits the Company’s Board of

Directors to respond to unsolicited inquiries by other persons interested in acquiring the Company if the Board of Directors determines that such inquiries could reasonably be expected to result in a superior proposal.  Should a superior proposal be received and accepted, the Company may, subject to certain conditions (including payment of a “break-up” fee of $15 million), terminate the Merger Agreement.

In connection with the Merger, Parent, Purchaser and One Equity Partners LLC (“OEP”), which owns a majority of the capital stock of the Company entitled to vote on the merger, entered into a Voting Agreement dated as of January 7, 2005.  Pursuant to the Voting Agreement, OEP has agreed to vote its shares of Company common stock in favor of the merger at the special meeting of the Company stockholders (the “Company Shareholder Meeting”) to consider the Merger and to exercise its contractual “drag along” right to require certain other stockholders, including all directors and executive officers of the Company, to vote their shares in favor of the Merger.  If OEP votes its shares of Company common stock in favor of the Merger at the Company Shareholder Meeting, then the Company will have received the requisite stockholder approval for the approval and adoption of the Merger Agreement and the Merger.  The Voting Agreement terminates on the earliest of (i) the date the Board of Directors approves a superior proposal, (ii) upon any termination of the Merger Agreement, (iii) the effective time of the Merger and (iv) any material amendment to the Merger Agreement without the prior approval of OEP.

The foregoing description of the Merger Agreement, the First Escrow Agreement, the Second Escrow Agreement and the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to each of the Merger Agreement, the Voting Agreement, the First Escrow Agreement and the Second Escrow Agreement, copies of which are attached hereto as Exhibits 2.1, 99.2, Exhibit 99.3 and 99.4, respectively, and incorporated by reference herein.

Item 9.01               Financial Statements and Exhibits

                (c)           Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of January 6, 2005 by and among Petters Group Worldwide, LLC, Petters Consumer Brands, LLC and Polaroid Holding Company.

99.1	Joint Press Release of the Company and Peters Group Worldwide, LLC dated January 6, 2005

99.2	Voting Agreement dated as of January 6, 2005 by and among Petters Group Worldwide, LLC, Petters Consumer Brands, LLC, and One Equity Partners LLC

99.3	Escrow Agreement dated as of January 6, 2005 by and among Petters Group Worldwide, LLC, Petters Consumer Brands, LLC, Polaroid Holding Company and Wells Fargo Bank, N.A.

99.4	Escrow Agreement dated as of January 6, 2005 by and among Petters Group Worldwide, LLC, Petters Consumer Brands, LLC, Polaroid Holding Company and Wells Fargo Bank, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

POLAROID HOLDING COMPANY

Date: January 7, 2005	By:	/s/ William L. Flaherty
William L. Flaherty
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of January 6, 2005 by and among Petters Group Worldwide, LLC, Petters Consumer Brands, LLC and Polaroid Holding Company.

99.1	Joint Press Release of the Company and Peters Group Worldwide, LLC dated January 6, 2005

99.2	Voting Agreement dated as of January 6, 2005 by and among Petters Group Worldwide, LLC, Petters Consumer Brands, LLC, and One Equity Partners LLC

99.3	Escrow Agreement dated as of January 6, 2005 by and among Petters Group Worldwide, LLC, Petters Consumer Brands, LLC, Polaroid Holding Company and Wells Fargo Bank, N.A.

99.4	Escrow Agreement dated as of January 6, 2005 by and among Petters Group Worldwide, LLC, Petters Consumer Brands, LLC, Polaroid Holding Company and Wells Fargo Bank, N.A.